EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS







                       CONSENT  OF  INDEPENDENT  ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement (Form SB-2 No. 333-102348) on WorldWater Corp. of our report dated April 13, 2003 except for Notes 12 and 19 as to which the date is May 9, 2003, with respect to the consolidated financial statements of WorldWater Corp. and Subsidiaries included in the Annual Report (Form 10-KSB) for the year ended December 31, 2001.

/s/    Civale,  Silvestri,  Alfieri,  Martin  &  Higgins,  LLC


Mercerville, New Jersey
June 16, 2003



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